UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the registrant ☒
Filed by a party other than the registrant ☐
Check the appropriate box:

☐	Preliminary proxy statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
☐	Definitive proxy statement
☒	Definitive additional materials
☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
APPLICA INCORPORATED

(Name of Registrant as Specified in Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date Filed:

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14D-9
(RULE 14d-101)
SOLICITATION/RECOMMENDATION STATEMENT UNDER SECTION 14(d)(4)
OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No. 2)
Applica Incorporated
(Name of Subject Company)
Applica Incorporated
(Name of Person(s) Filing Statement)
Common Stock, Par Value $0.10 Per Share
(Title of Class of Securities)
03815A106
(CUSIP Number of Class of Securities)
Harry D. Schulman
Chairman of the Board, President and Chief Executive Officer
Applica Incorporated
3633 Flamingo Road
Miramar, Florida 33027
(954) 883-1000
(Name, Address and Telephone Number of Person Authorized to Receive
Notices and Communications on Behalf of the Person(s) Filing Statement)
Copies To:
Ira N. Rosner, Esq.
Barbara J. Oikle, Esq.
Greenberg Traurig, P.A.
1221 Brickell Avenue
Miami, FL 33131
Telephone: (305) 579-0500
Facsimile: (305) 961-5722
☐ Check the box if the filing relates solely to preliminary communications made before the commencement of a tender offer.

PURPOSE OF AMENDMENT
     This Amendment No. 2 to Schedule 14D-9 amends and supplements the Solicitation/Recommendation Statement on Schedule 14D-9 originally filed by Applica with the Securities and Exchange Commission on December 19, 2006, as amended by Amendment No. 1 to Schedule 14D-9, which was filed by Applica with the SEC on December 21, 2006. Except as otherwise indicated, the information set forth in the original Schedule 14D-9 and previous amendments thereto remains unchanged. Capitalized terms that appear herein but are not defined herein have the meanings ascribed to such terms in the original Schedule 14D-9.
IMPORTANT LEGAL INFORMATION
     This document has been made available to shareholders of Applica. Investors are urged to read the original Schedule 14D-9, as amended by Amendment No. 1 thereto and this Amendment No. 2, as it contains important information. The original Schedule 14D-9, as amended, and other public filings made from time to time by Applica with the SEC are available without charge from the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC may be obtained free of charge by directing such requests to Applica Incorporated, 3633 Flamingo Road, Miramar, Florida 33027, Attention: Investor Relations (954) 883-1000.
Item 2. Identity and Background of Filing Person.
     The first paragraph of Item 2(b) is hereby amended and restated in its entirety to read as follows:
     “(b) This Statement relates to the tender offer by Apex Acquisition Corporation, or NACCO Sub, which is a newly formed Florida corporation and an indirect, wholly owned subsidiary of NACCO Industries, Inc., or NACCO, which is a Delaware corporation, to purchase all of the issued and outstanding shares of Applica’s common stock at a purchase price of $7.00 per share, net to the seller in cash, without interest. The tender offer is being made on the terms and subject to the conditions set forth in the Tender Offer Statement on Schedule TO and the exhibits thereto filed by NACCO and NACCO Sub with the Securities and Exchange Commission on December 15, 2006, as amended by NACCO and NACCO Sub on December 18, 2006 and December 21, 2006. The value of the consideration offered, together with all of the terms and conditions applicable to the tender offer, is referred to in this Statement as the NACCO offer. The Schedule TO states that NACCO intends, as soon as practicable after successful completion of the NACCO offer, to seek to have NACCO Sub merge with and into Applica in accordance with the applicable provisions of the Florida Business Corporation Act, or the FBCA.”
Item 3. Past Contacts, Transactions, Negotiations and Agreements.
     The first paragraph under the subheading “Conditional Financing” is hereby amended as follows:
     The amount “$17,900,902.50” in the last line of such paragraph is replaced with the amount “$19,277,895.00”.

Item 4. The Solicitation or Recommendation.
     The first four paragraphs in Item 4(a) are hereby amended and restated in their entirety to read as follows:
     “As described in subsection (c) below, after careful consideration, the Applica board determined at a meeting on December 22, 2006 to recommend that Applica’s shareholders reject the NACCO offer and not tender their shares in the NACCO offer.
     Accordingly, the Applica board recommends that Applica’s shareholders reject the NACCO offer and not tender their shares in the NACCO offer.
     In addition, the Applica board reaffirms the Harbinger merger and recommends that Applica’s shareholders vote “FOR” the adoption of the Agreement and Plan of Merger, dated as of October 19, 2006, as amended by Amendment No. 1 thereto, dated as of December 14, 2006, and Amendment No. 2 thereto, dated as of December 22, 2006, among Applica and certain affiliates of Harbinger Capital Partners Master Fund I, Ltd., which are collectively referred to in this Statement as Harbinger.
     A letter communicating the Applica board’s recommendation and a press release relating to such recommendation are filed as Exhibit (a)(5) and Exhibit (a)(6), respectively.”
     Item 4(b) is hereby amended and supplemented by the addition of the following paragraphs as the final paragraphs thereto:
     “On December 21, 2006, NACCO publicly announced that it had increased the per share offer price of the NACCO offer to $7.00, net to the seller in cash, without interest, and amended the Schedule TO accordingly. In accordance with the terms of the Harbinger merger agreement, Applica promptly notified Harbinger on December 21, 2006 of NACCO’s amended offer price.
     Subsequently, on December 21, 2006, Harbinger submitted to Applica a definitive binding offer to enter into an amendment to its merger agreement that provides for Applica’s shareholders (other than Harbinger) to receive $7.00 in cash per share, without interest, if the Harbinger merger is completed.
     On December 22, 2006, the Applica board held a meeting and discussed the offers from NACCO and Harbinger and its obligations under the Harbinger merger agreement. The meeting was attended by Applica’s senior management and legal and financial advisors, as well as a representative of the Applica board’s independent legal counsel. The Applica board reviewed and discussed the offers from NACCO and Harbinger with management and the legal and financial advisors and determined on December 22, 2006 that the merger agreement, as amended, is at least as favorable to Applica’s shareholders as the offer made by NACCO. After lengthy discussions and a thorough review with management and the legal and financial advisors, the Applica board also determined (i) that the merger agreement, as amended, is advisable for, fair to and in the best interests of Applica’s shareholders (other than Harbinger and its affiliates) and voted to approve and adopt, and authorized senior management to enter into, the amendment proposed by Harbinger and (ii) to recommend that Applica’s shareholders (A) vote “FOR” the adoption of the Harbinger merger agreement, as amended and (B) reject the NACCO offer and not tender their shares in the NACCO offer.
     On December 22, 2006, Applica executed Amendment No. 2 to the Agreement and Plan of Merger with Harbinger and thereafter issued a press release announcing the amendment. On December 22, 2006, Applica filed with the SEC a supplement to the Harbinger merger proxy statement that describes, among other things, the amendment to the Harbinger merger agreement.
     Also on December 22, 2006, as required under Rule 14d-5(b) in accordance with its prior election, Applica commenced mailing the Schedule TO to Applica’s shareholders on behalf of NACCO.”
     The first sentence of Item 4(c) (ending with the word “information:”) is hereby amended and restated in its entirety to read as follows:
     “In evaluating NACCO’s new offer, the Applica board noted that other than the increase in the per share offer price to $7.00, there were no other material changes made to the terms and conditions of the NACCO offer. The Applica board consulted with Applica’s management and legal and financial advisors and, in reaching its determination to recommend that Applica’s shareholders reject the NACCO offer and not tender their shares in the NACCO offer, the Applica board considered, among other things, the following material factors and information:”
     The bullet under Item 4(c) with the subheading “No Premium” is hereby amended and restated as follows:
     “No Premium. The $7.00 per share offer price of the NACCO offer does not offer any premium over the per share price, which is also $7.00, set forth in the Harbinger merger agreement, as amended on December 14, 2006 and on December 22, 2006.”
     The bullet under Item 4(c) with the subheading “Conditional Financing” is hereby amended as follows:
     The amount “$162,500,644” in the fourth line of such bullet is replaced with the amount “175,000,693”.
     The amount “$97 million” in the third to last line of such bullet is replaced with the amount “$106 million”.
     The first paragraph after the bullet under Item 4(c) with the subheading “Conditional Financing” is hereby amended as follows:
     The amount “$6.50” in the first line of such paragraph is replaced with the amount “$7.00”.

Item 9. Exhibits.

Exhibit
No.	Document
(a)(1)	Letter to Applica’s shareholders dated December 19, 2006*

(a)(2)	Press release issued by Applica on December 19, 2006*

(a)(3)	Applica’s Definitive Proxy Statement on Schedule 14A relating to the Special Meeting of Shareholders to consider the Harbinger merger, as supplemented on December 15, 2006 and December 22, 2006 (filed on December 4, 2006, as supplemented on December 15, 2006 and December 22, 2006, and incorporated by reference)

(a)(4)	Press release issued by Applica on December 21, 2006 (incorporated by reference to exhibit 99.1 of Applica’s Current Report on Form 8-K filed December 21, 2006)

(a)(5)	Letter to Applica’s shareholders dated December 22, 2006+

(a)(6)	Press release issued by Applica on December 22, 2006 (incorporated by reference to exhibit 99.1 of Applica’s Current Report on Form 8-K filed December 22, 2006)

(e)(1)	Excerpts from Applica’s Definitive Proxy Statement on Schedule 14A filed March 31, 2006 relating to the Applica 2006 Annual Meeting of Shareholders*

(e)(2)	Excerpts from Applica’s Definitive Proxy Statement on Schedule 14A filed relating to the Special Meeting of Shareholders to consider Applica’s proposed merger with Harbinger Capital Partners*

(e)(3)	Employment Agreement dated May 1, 2004 between Applica and Harry D. Schulman (incorporated by reference to Applica’s Current Report on Form 8-K filed on October 15, 2004)

(e)(4)	First Amendment to Employment Agreement dated August 2, 1999 between Applica and Harry D. Schulman (incorporated by reference to exhibit 10.1 to Applica’s Current Report on Form 8-K filed October 15, 2004)

(e)(5)	Employment Agreement dated July 1, 2000 between Applica and Terry Polistina (incorporated by reference to Exhibit 10.9 of Applica’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2000)

(e)(6)	First Amendment to Employment Agreement dated July 1, 2000 between Applica and Terry Polistina (incorporated by reference to exhibit 10.2 to Applica’s Current Report on Form 8-K filed April 19, 2006)

Exhibit
No.	Document
(e)(7)	Employment Agreement dated September 16, 2004 between Applica and Brian Guptill (incorporated by reference to exhibit 10.4 to Applica’s Annual Report on Form 10-K filed March 16, 2005)

(e)(8)	First Amendment to Employment Agreement dated September 16, 2004 between Applica and Brian Guptill (incorporated by reference to exhibit 10.1 to Applica’s Current Report on Form 8-K filed April 19, 2006)

(e)(9)	Agreement and Plan of Merger by and between HB-PS Holding Company, Inc. and Applica Incorporated and joined in by NACCO Industries, Inc. dated July 23, 2006 (incorporated by reference to exhibit 2.1 to Applica’s Current Report on Form 8-K filed July 26, 2006)

(e)(10)	Agreement and Plan of Merger, dated as of October 19, 2006 by and among APN Holding Company, Inc., APN Mergersub, Inc., and Applica Incorporated (incorporated by reference to exhibit 2.1 to Applica’s Current Report on Form 8-K filed October 20, 2006)

(e)(11)	Amendment No. 1, dated December 14, 2006, to Agreement and Plan of Merger, dated as of October 19, 2006 by and among APN Holding Company, Inc., APN Mergersub, Inc., and Applica Incorporated (incorporated by reference to exhibit 2.1 to Applica’s Current Report on Form 8-K filed December 15, 2006)

(e)(12)	Amendment No. 2, dated December 22, 2006, to Agreement and Plan of Merger, dated as of October 19, 2006 by and among APN Holding Company, Inc., APN Mergersub, Inc., and Applica Incorporated (incorporated by reference to exhibit 2.1 to Applica’s Current Report on Form 8-K filed December 22, 2006)

(g)	Inapplicable

*	Previously filed as an exhibit to Applica’s Schedule 14D-9 filed with the SEC on December 19, 2006.

+	Included in the Amendment No. 2 to Schedule 14D-9 mailed to Applica’s shareholders.

SIGNATURE
     After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this Amendment No. 2 is true, complete and correct.

December 22, 2006	APPLICA INCORPORATED
	By:	/s/ Harry D. Schulman
		Name:	Harry D. Schulman
		Title:	Chairman of the Board, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Document
(a)(1)	Letter to Applica’s shareholders dated December 19, 2006*

(a)(2)	Press release issued by Applica on December 19, 2006*

(a)(3)	Applica’s Definitive Proxy Statement on Schedule 14A relating to the Special Meeting of Shareholders to consider the Harbinger merger, as supplemented on December 15, 2006 and December 22, 2006 (filed on December 4, 2006, as supplemented on December 15, 2006 and December 22, 2006, and incorporated by reference)

(a)(3)	Applica’s Definitive Proxy Statement on Schedule 14A relating to the Special Meeting of Shareholders to consider the Harbinger merger, as supplemented on December 15, 2006 (filed on December 4, 2006, as supplemented on December 15, 2006, and incorporated by reference)

(a)(4)	Press release issued by Applica on December 21, 2006 (incorporated by reference to exhibit 99.1 of Applica’s Current Report on Form 8-K filed December 21, 2006)

(a)(5)	Letter to Applica’s shareholders dated December 22, 2006+

(a)(6)	Press release issued by Applica on December 22, 2006 (incorporated by reference to exhibit 99.1 of Applica’s Current Report on Form 8-K filed December 22, 2006)

(e)(1)	Excerpts from Applica’s Definitive Proxy Statement on Schedule 14A filed March 31, 2006 relating to the Applica 2006 Annual Meeting of Shareholders*

(e)(2)	Excerpts from Applica’s Definitive Proxy Statement on Schedule 14A filed relating to the Special Meeting of Shareholders to consider Applica’s proposed merger with Harbinger Capital Partners*

(e)(3)	Employment Agreement dated May 1, 2004 between Applica and Harry D. Schulman (incorporated by reference to Applica’s Current Report on Form 8-K filed on October 15, 2004)

(e)(4)	First Amendment to Employment Agreement dated August 2, 1999 between Applica and Harry D. Schulman (incorporated by reference to exhibit 10.1 to Applica’s Current Report on Form 8-K filed October 15, 2004)

Exhibit
No.	Document
(e)(5)	Employment Agreement dated July 1, 2000 between Applica and Terry Polistina (incorporated by reference to Exhibit 10.9 of Applica’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2000)

(e)(6)	First Amendment to Employment Agreement dated July 1, 2000 between Applica and Terry Polistina (incorporated by reference to exhibit 10.2 to Applica’s Current Report on Form 8-K filed April 19, 2006)

(e)(7)	Employment Agreement dated September 16, 2004 between Applica and Brian Guptill (incorporated by reference to exhibit 10.4 to Applica’s Annual Report on Form 10-K filed March 16, 2005)

(e)(8)	First Amendment to Employment Agreement dated September 16, 2004 between Applica and Brian Guptill (incorporated by reference to exhibit 10.1 to Applica’s Current Report on Form 8-K filed April 19, 2006)

(e)(9)	Agreement and Plan of Merger by and between HB-PS Holding Company, Inc. and Applica Incorporated and joined in by NACCO Industries, Inc. dated July 23, 2006 (incorporated by reference to exhibit 2.1 to Applica’s Current Report on Form 8-K filed July 26, 2006)

(e)(10)	Agreement and Plan of Merger, dated as of October 19, 2006 by and among APN Holding Company, Inc., APN Mergersub, Inc., and Applica Incorporated (incorporated by reference to exhibit 2.1 to Applica’s Current Report on Form 8-K filed October 20, 2006)

(e)(11)	Amendment No. 1, dated December 14, 2006, to Agreement and Plan of Merger, dated as of October 19, 2006 by and among APN Holding Company, Inc., APN Mergersub, Inc., and Applica Incorporated (incorporated by reference to exhibit 2.1 to Applica’s Current Report on Form 8-K filed December 15, 2006)

(e)(12)	Amendment No. 2, dated December 22, 2006, to Agreement and Plan of Merger, dated as of October 19, 2006 by and among APN Holding Company, Inc., APN Mergersub, Inc., and Applica Incorporated (incorporated by reference to exhibit 2.1 to Applica’s Current Report on Form 8-K filed December 22, 2006)

(g)	Inapplicable

*	Previously filed as an exhibit to Applica’s Schedule 14D-9 filed with the SEC on December 19, 2006.

+	Included in the Amendment No. 2 to Schedule 14D-9 mailed to Applica’s shareholders.

APPLICA INCORPORATED
 3633 Flamingo Road
Miramar, Florida 33027

Dear Fellow Shareholder:	December 22, 2006
     I am writing today to ensure that you are aware of several recent developments, as well as the specific steps you should take to protect and maximize the value of your investment in Applica.
     On October 19, 2006, we entered into a definitive merger agreement with APN Holding Company, Inc. and APN Mergersub, Inc. (which are subsidiaries of Harbinger Capital Partners Master Fund I, Ltd. and Harbinger Capital Partners Special Situations Fund, L.P., and which we refer to, along with such funds, as Harbinger) under which Harbinger agreed to acquire all outstanding shares of Applica that it does not currently own for $6 per share in cash. Harbinger is our largest shareholder, with ownership of approximately 40% of the common stock of Applica.
     On December 14, 2006, Harbinger submitted a definitive binding offer to enter into an amendment to its merger agreement that provides for our shareholders to receive $6.50 in cash per share, without interest, if the merger is completed. Our board of directors accepted Harbinger’s increased offer of $6.50 per share, and, on December 14, 2006, we entered into an amendment to the merger agreement.
     The increased offer and amendment followed our receipt on December 13, 2006 of an unsolicited offer by NACCO Industries, Inc. to acquire all of the outstanding shares of Applica for $6.50 per share in cash. On the morning of December 15, 2006, Apex Acquisition Corporation, which is a newly formed Florida corporation and an indirect, wholly owned subsidiary of NACCO, purportedly commenced a tender offer to purchase all outstanding shares of our common stock at a purchase price of $6.50 per share.
     On December 21, 2006, NACCO publicly announced that it had increased the per share offer price of its offer to $7.00. Subsequently, Harbinger submitted to us a definitive binding offer to enter into a second amendment to its merger agreement that provides for shareholders to receive $7.00 in cash per share, without interest, if the Harbinger merger is completed. Our board of directors accepted Harbinger’s increased offer of $7.00 per share, and, on December 22, 2006, we entered into a second amendment to the merger agreement.
     It is important that you know our board’s position on these matters. In particular, after careful consideration, the board:
     (i) recommends that our shareholders reject the NACCO offer and not tender their shares in the NACCO offer; and
     (ii) reaffirms the Harbinger merger and recommends that our shareholders vote “FOR” the adoption of the second amended merger agreement between Applica and Harbinger.
     The board also recommends that, even if a shareholder does not vote with respect to the Harbinger merger agreement at this time, that such shareholder vote “FOR” the proposal to adjourn or postpone the special meeting of our shareholders, if necessary or appropriate, to solicit additional proxies if there are insufficient shares present or represented at the meeting to constitute a quorum or insufficient votes at the time of the meeting to adopt the Harbinger merger agreement. The ability to adjourn or postpone the special meeting will give the board the flexibility to preserve the existing transaction with Harbinger should the vote not be obtained by December 28, 2006.

     In evaluating NACCO’s new offer, our board noted that other than the increase in the per share offer price to $7.00, there were no other material changes made to the terms and conditions of the NACCO offer. Our board consulted with our management and legal and financial advisors and, in reaching its determination to recommend that Applica’s shareholders reject the NACCO offer and not tender their shares in the NACCO offer, considered, among others, the following material facts and information:
•	No Premium. NACCO’s $7.00 per share offer price does not offer any premium over the per share price, which is also $7.00, set forth in the Harbinger merger agreement, as amended on December 14, 2006 and on December 22, 2006.

•	Harbinger Merger Agreement at Least as Favorable. The amended Harbinger merger agreement is at least as favorable to our shareholders as the NACCO offer.

•	NACCO Offer is Highly Conditional. The NACCO offer is highly conditional and includes extensive broadly drafted and subjective conditions that could provide significant obstacles to completion of the NACCO offer or the other aspects of the NACCO merger and result in significant uncertainty that the NACCO offer will be consummated.

•	Restrictions Imposed by Harbinger Merger Agreement. Given certain provisions contained in the amended Harbinger merger agreement, it is not possible to satisfy various closing conditions to the NACCO offer at this time. In particular, the terms of the amended Harbinger merger agreement prohibit Applica from terminating such agreement (which is a condition to the NACCO offer) to accept a competing proposal that is not a “superior proposal.” In addition, if the board modifies or withdraws its recommendation that our shareholders vote for the Harbinger merger (the board must recommend the NACCO offer as a condition to such offer), we must pay Harbinger a fee equal to $4.0 million plus up to $2.0 million of reasonable, documented, third party, out-of-pocket expenses.

•	Conditional Financing. Although the NACCO offer is not subject to a financing closing condition, it is uncertain whether Apex Acquisition Corporation will have access to sufficient cash to complete the NACCO offer.
     In light of the above factors, the board determined that the NACCO offer is not in the best interests of Applica and our shareholders. Accordingly, the board recommends that our shareholders reject the NACCO offer and not tender their shares pursuant to the NACCO offer.
     The Harbinger transaction is not subject to any financing condition. The “purchasing” affiliates of Harbinger Capital Partners received equity funding letters from Harbinger Capital Partners that, subject to the conditions therein, provide for an aggregate amount sufficient to complete the transaction. Completion of the transaction is subject only to standard regulatory approvals and other customary closing conditions.
     A meeting is scheduled for December 28, 2006 for the purpose of approving the amended merger agreement between Applica and Harbinger. This meeting will be convened as planned and completion of the transaction is expected to occur shortly thereafter.

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     TO VOTE YOUR SHARES IN FAVOR OF THE AMENDED HARBINGER MERGER AGREEMENT, PLEASE COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD ENCLOSED WITH THE PREVIOUSLY DISTRIBUTED DEFINITIVE PROXY STATEMENT AS SOON AS POSSIBLE. Please contact our proxy solicitor, Georgeson Inc. at 17 State Street, New York, New York 10004 or call them toll-free at (866) 857-2634 if you have any questions about the board’s recommendation, the definitive proxy statement, the proxy supplement or the merger or need assistance with the voting procedures.
     We look forward to your support as we work to complete this transaction.

Sincerely,

Harry D. Schulman Chairman of the Board,
President and Chief Executive Officer

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